Exhibit 10.1

AMENDMENT NO. 1

To

AUTOMATIC ANNUITY REINSURANCE AGREEMENT

WHEREAS, ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK (“CEDANT”) and ALLSTATE LIFE INSURANCE COMPANY (“REINSURER”) entered into that certain Automatic Reinsurance Agreement effective January 2, 2004 (“Agreement”), whereby the REINSURER reinsures all obligations under guaranteed minimum accumulation benefit riders on variable annuity contracts issued directly by the CEDANT.

WHEREAS, the CEDANT now wishes to cede all obligations under guaranteed minimum withdrawal benefit riders and all guaranteed minimum death benefit liabilities on certain variable annuity contracts issued directly or reinsured by the CEDANT and the REINSURER wishes to reinsure such obligations and liabilities under the terms of the Agreement.

NOW, THEREFORE, in consideration of the above stated premises and the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

1.               This Amendment No. 1 shall be effective as of January 1, 2005.

2.               Section 3 of Article I (“Definitions”) is hereby deleted in its entirety and is replaced with the following:

“Rider” or “Riders” shall mean; (i) the guaranteed minimum accumulation benefit riders; (ii) the guaranteed minimum withdrawal benefit riders; and (iii) the guaranteed minimum death benefits (whether provided by rider or base contract form); described in Exhibit A of this Agreement.

3.               The provisions of Article V of the Agreement (“Premiums”) are hereby deleted in their entirety and are replaced with the following:

CEDANT shall pay REINSURER premiums for the coinsurance coverage provided in this Agreement as set forth below.

With respect to guaranteed minimum accumulation benefit riders and guaranteed minimum withdrawal benefit riders reinsured hereunder, the premium will equal the “Rider Fee Percentage” multiplied by the “Benefit Base” as those terms are defined in such Riders.

With respect to guaranteed minimum death benefits reinsured hereunder, the premium will equal the highest applicable “Death Benefit Rider Fee Percentage” described in Exhibit B of this Agreement multiplied by the average of the contract’s total variable separate account beginning and ending values for the applicable period.  The Death Benefit Rider Fee Percentages set forth in Exhibit B may be changed from time to time by CEDANT with no less than 30 days prior written notice to REINSURER, subject to REINSURER’s right to terminate this Agreement for all new business for which the new Death Benefit Rider Fee Percentages apply, as provided below.

CEDANT shall pay REINSURER an initial premium for all guaranteed minimum death benefit coverage in force as of January 1, 2005.  This premium will equal the CEDANT’S statutory reserve as of December 31, 2004, for the inforce guaranteed minimum death benefits being reinsured.  The initial premium will be due February 28, 2005.

With respect to guaranteed minimum accumulation benefit riders or guaranteed minimum withdrawal benefit riders, CEDANT will provide REINSURER with no less than 30 days prior written notice of any changes to the definitions of “Rider Fee Percentage” or “Benefit Base” for new business from the definitions that apply to then-existing business with no less than 30 days prior written notice.  With respect to guaranteed minimum death benefits, CEDANT will provide REINSURER with no less than 30 days prior written notice of any changes to the definition(s) of “variable separate account values” for new business from the definitions that apply to then-existing business.

REINSURER shall have the right to terminate reinsurance under this Agreement for all new business, but only with respect to riders or contracts issued with the changed definition(s) for Rider Fee Percentage, Benefit Base, Death Benefit Rider Fee Percentage, and/or “variable separate account value”.  Such right must be exercised within 90 days after receipt of written notice from CEDANT informing the REINSURER of the change or changes.

4.               The provisions of Exhibit A are hereby deleted in their entirety and replaced with the following:

COVERED OBLIGATIONS

This Agreement covers all obligations under Guaranteed Minimum Accumulation Benefit riders on variable annuity contracts issued directly by CEDANT after the Effective Date.

This Agreement also covers all obligations under guaranteed minimum withdrawal benefit riders on variable annuity contracts issued directly by CEDANT on or after January 1, 2005.

This Agreement also covers all guaranteed minimum death benefits on variable annuity contracts and riders (i) issued directly by CEDANT on or after January 1, 2005 , except any contracts issued on form number NYLU446, (ii) issued directly by CEDANT and in force as of December 31, 2004, on any of the contract or rider form numbers listed on Exhibit A-1 attached hereto and made a part hereof, or (ii) reinsured by CEDANT, except for any reinsurance agreements reinsuring any part of or all the obligations under the Riders that become effective after January 1, 2005, that the REINSURER specifically excludes from this Agreement by written notice to the CEDANT.

•                  Guaranteed minimum death benefits covered by this Agreement includes benefits provided under separate and explicit guaranteed minimum death benefit riders as well as any guaranteed minimum death benefits provided under provisions contained in the base contract form.

•                  CEDANT shall give REINSURER no less than 30 days prior written notice of any new reinsurance treaties it desires to have covered by this Agreement.  REINSURER shall have right to exclude any new reinsurance treaty from this Agreement within 90 days after receipt of such written notice from CEDANT.

Except as provided above, no other obligations under such variable annuity contracts are covered by this Agreement.

5.               The attached Exhibit A-1 is hereby added to and made a part of the Agreement.

6.               The attached Exhibit B is hereby added to and made a part of the Agreement.

7.               Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect.  Capitalized terms not otherwise defined in this Amendment No. 1 shall have the same meaning as set forth in the Agreement.

IN WITNESS HEREOF, the parties have caused this Amendment No. 1 to Automatic Annuity Reinsurance Agreement to be duly executed by their respective officers on the dates shown below.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
(CEDANT)

By:	/s/ Samuel H. Pilch

Name:	Samuel H. Pilch

Title:	Group Vice President and Controller

Dated: January 11, 2005

ALLSTATE LIFE INSURANCE COMPANY
(REINSURER)

By:	/s/ James P. Zils

Name:	James P. Zils

Title:

 Treasurer

Dated: January 11, 2005

EXHIBIT A-1

GUARANTEED MINIMUM DEATH BENEFIT
IN-FORCE CONTRACT AND RIDER FORMS COVERED

PA126NY

PA128NY

PA130NY

PA140NY

PA153NY

EXHIBIT B

DEATH BENEFIT RIDER PERCENTAGE FEE

The Death Benefit Rider Percentage Fees for guaranteed minimum death benefits are as follows:

1.     Maximum Annual Value (MAV): 0.20%

2.     Return of premium (ROP): 0.10%

3.     Ratchet: 0.15%

4.     Reset: 0.15%

Variable annuity contracts covered by this Agreement may provide two or more of the above death benefits to the contract owner through provisions contained in the base contract or contract rider.  In such cases, the highest of the applicable Death Benefit Rider Percentage fees will be used to calculate the reinsurance premium for the contract.